Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-216812 on Form S-8 and to the use of our reports dated May 14, 2026 relating to the financial statements of Canada Goose Holdings Inc. and the effectiveness of Canada Goose Holdings Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended March 29, 2026.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
May 14, 2026